UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On May 10, 2017, Five Below, Inc. (the “Company”) entered into a Fourth Amended and Restated Loan and Security Agreement (the “Amended Loan and Security Agreement”), among the Company, Five Below Merchandising, Inc. and Wells Fargo Bank, National Association. The Amended Loan and Security Agreement amends and restates the Third Amended and Restated Loan and Security Agreement, dated June 12, 2013, among the Company, Five Below Merchandising, Inc. and Wells Fargo Bank, National Association.

The Amended Loan and Security Agreement includes a revolving line of credit in the amount of up to $20.0 million (the “Revolving Credit Facility”). Pursuant to the Amended Loan and Security Agreement, advances under the Revolving Credit Facility are no longer tied to a borrowing base; however, the Company is required to maintain eligible inventory at all times in an amount equal to at least $100.0 million. The Revolving Credit Facility expires on the earliest to occur of (i) May 10, 2022 or (ii) an event of default. The Revolving Credit Facility may be increased to up to $50.0 million, subject to certain conditions. The Revolving Credit Facility also includes a $20.0 million sub limit for the issuance of letters of credit.

The Amended Loan and Security Agreement reduces the interest rate payable on borrowings to be, at the Company’s option, a per annum rate equal to (a) a prime rate or (b) a LIBOR-based rate plus a margin of 1.00%. Letter of credit fees are equal to the interest rate payable on LIBOR-based loans. The interest rate and letter of credit fees under the Amended Loan and Security Agreement are subject to an increase of 2.00% per annum upon an event of default.

The Amended Loan and Security Agreement removes restrictions on the Company’s ability to pay or make dividends and distributions or repurchase its stock, but the Amended Loan and Security Agreement continues to include other customary negative and affirmative covenants including, among other things, limitations on the Company’s ability to (i) incur additional debt; (ii) create liens; (iii) make certain investments, loans and advances; (iv) sell assets; (v) engage in mergers or consolidations; or (vi) change its business.

The Amended Loan and Security Agreement also removes the provisions that required the Company to make prepayments on outstanding Revolving Credit Facility balances upon the receipt of certain proceeds, including those from the sale of certain assets. Amounts under the Revolving Credit Facility may become due upon certain events of default including, among other things, the Company’s failure to comply with the Revolving Credit Facility’s covenants, bankruptcy, default on certain other indebtedness or a change in control.

Under the Amended Loan and Security Agreement, all obligations under the Revolving Credit Facility continue to be guaranteed by Five Below Merchandising, Inc., a wholly-owned subsidiary of the Company, and are secured by substantially all of the assets of the Company and Five Below Merchandising, Inc.

A copy of the Amended Loan and Security Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amended Loan and Security Agreement is qualified in its entirety by reference to the full text of the Amended Loan and Security Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Fourth Amended and Restated Loan and Security Agreement, dated May 10, 2017, among the Company, Five Below Merchandising, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	By:	/s/ Kenneth R. Bull
Name: Kenneth R. Bull
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Fourth Amended and Restated Loan and Security Agreement, dated May 10, 2017, among the Company, Five Below Merchandising, Inc. and Wells Fargo Bank, National Association.